AMENDMENT NO. 1

                                      TO

                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AMENDMENT (the "Amendment") is made and entered into effective as of September 9, 2003, by and among Crdentia Corp., a Delaware corporation ("Parent"), NNI Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Co."), Nurses Network, Inc., a California corporation (the "Company"), and Deborah McDonnell and the Kenneth Family Trust (collectively, the "Principal Stockholders"), to the Agreement and Plan of Reorganization, dated July 16, 2003, by and among Parent, Acquisition Co., the Company and the Principal Stockholders (the "Merger Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.


                              W I T N E S S E T H

     WHEREAS, the parties hereto have entered into the Merger Agreement to which, among other things, Parent and the Company will enter into a business combination transaction pursuant to which Acquisition Co. will merge with and into the Company; and

     WHEREAS, the parties hereto desire to amend certain of the provisions of the Merger Agreement, as more particularly described below.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                         AMENDMENT TO MERGER AGREEMENT

     SECTION 1.01 The parties hereto acknowledge and agree that the introductory paragraph of the Merger Agreement preceding the recitals thereto is hereby amended and restated in its entirety to read as follows:

     "This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of July 16, 2003, and amended as of September 9, 2003, by and among Crdentia Corp., a Delaware corporation ("Parent"), NNI Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Co."), Nurses Network, Inc., a California corporation (the "Company"), and John R. Brown and Deborah A. McDonnell, as Joint Tenants, and the Kenneth Family Trust U/A 3/11/87 (collectively, the "Principal Stockholders")."

     SECTION 1.02 The parties hereto acknowledge and agree that Section 2.8(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

     "(a) Time and Place. The consummation of the Merger under this Agreement (the "Closing") shall take place at the offices of Morrison & Foerster LLP, 3811 Valley Centre Drive, San Diego, CA 92130, at 10:00 a.m. on September 14, 2003, or at such time and in such manner as the parties mutually agree (the "Closing Date")."

                                   ARTICLE II

                                 MISCELLANEOUS

     SECTION 2.01 This Amendment shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and performed in such State, without giving effect to the conflicts of laws principles.

     SECTION 2.02 This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall be taken together and constitute one and the same instrument.

     SECTION 2.03 The parties hereto hereby ratify and approve the Merger Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Merger Agreement as amended hereby, are and remain in full force and effect.


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


     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.

                                        CRDENTIA CORP.,
                                        a Delaware corporation

                                        By: /S/ LAWRENCE M. DAVIS
                                        --------------------------------------
                                        Name:   Lawrence M. Davis
                                        Title:  Chief Financial Officer



                                        NNI ACQUISITION CORPORATION,
                                        a Delaware corporation

                                        By: /S/ LAWRENCE M. DAVIS
                                        --------------------------------------
                                        Name:   Lawrence M. Davis
                                        Title:  Chief Financial Officer



                                        NURSES NETWORK, INC.,
                                        a California corporation

                                        By: /S/ DEBORAH A. MCDONNELL
                                        --------------------------------------
                                        Name:   Deborah A. McDonnell
                                        Title:  President



                                        PRINCIPAL STOCKHOLDERS:


                                        By: /S/ DEBORAH A. MCDONNELL
                                        --------------------------------------
                                        Name:   Deborah A. McDonnell


                                        KENNETH FAMILY TRUST U/A 3-11-87

                                        By: /S/ ROBERT J. KENNETH
                                        --------------------------------------
                                        Name:   Robert J. Kenneth
                                        Title:  Trustee


                                        By: /S/ HESTER Y. KENNETH
                                        --------------------------------------
                                        Name:   Hester Y. Kenneth
                                        Title:  Trustee


   [SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION]